UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 19, 2018
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2018, Mr. Peter D. Hunt resigned as president and COO of Virgin America, Inc. (“Virgin America”), effective immediately.

In connection with his resignation, Mr. Hunt entered into an agreement with the Company, which includes a general release of claims by Mr. Hunt. Under the agreement, Mr. Hunt will receive a cash payment equal to $136,156, representing a payment at the target performance level for the 2018 plan year under Alaska Air Group Inc.’s Performance Based Pay Plan (i.e., annual cash incentive plan) pro-rated for five months of employment in 2018 and an amount intended to be used to cover certain healthcare expenses. Mr. Hunt will also be eligible for lifetime, positive-space travel benefits for himself and certain family members on flights operated by or on behalf of Alaska Airlines, Inc. In addition, all restricted stock units granted to Mr. Hunt that were scheduled to vest on June 14, 2018 (comprising 18,109 restricted stock units) will vest in accordance with the terms of the applicable grant agreement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: June 19, 2018

/s/ Kyle B. Levine
Kyle B. Levine
Vice President Legal, General Counsel and Corporate Secretary